UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

HICKORY TECH CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN		56002-3248
(Address of principal executive offices)		(Zip Code)

(800) 326-5789

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Material Definitive Agreement

On March 12, 2009, the Board of Directors of the Hickory Tech Corporation (“the Company”) amended the Rights Agreement dated February 25, 1999 (the “Rights Agreement”) between the Company and Wells Fargo Bank, N.A (fka Norwest Bank Minneapolis, N.A.). The Board of Directors adopted an Amended and Restated Rights Agreement that (1) extends the Rights Agreement through March 12, 2019, (2) reduces the purchase price of the rights to $30.00 per share, and (3) provides for periodic review of the necessity of the plan by a committee of the Board of Directors.

Item 3.03  Material Modification to Rights of Security Holders

On March 12, 2009, the Board of Directors of the Company amended the Rights Agreement governing its Shareholder Rights Plan as set forth in Item 1.01 of this Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated March 17, 2009, issued by Hickory Tech Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2009

HICKORY TECH CORPORATION

	By:	/s/ John W. Finke
		Name:	John W. Finke
		Title:	President and Chief Executive Officer

	By:	/s/ David A. Christensen
		Name:	David A. Christensen
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 17, 2009, issued by Hickory Tech Corporation